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                                                                   EXHIBIT 10.10

                               SUBLEASE AGREEMENT




               SUBLEASE dated as of the ______ day of April, 1998, between Computervision Corporation, a Delaware corporation having an office at 100 Crosby Drive, Bedford, Massachusetts 01730 ("Sublessor"), and InterVU, Inc., a Delaware corporation having an office located at 201 Lomas Santa Fe Drive, Solano Beach, California ("Sublessee").

        1. Demise and Term: Conditions of Sublease: Parking. Sublessor hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, that certain real property, consisting of approximately 23,575 square feet of space, and containing the entire second floor, in the premises located it 6815 Flanders Drive, San Diego, California, as more particularly described in Exhibit A annexed hereto and made a part hereof (the "Subleased Premises"), together with all appurtenances, rights, privileges and easements pertaining to the Subleased Premises and any and all existing fixtures and improvements contained therein as of the date of this Agreement. The Subleased Premises are a portion of the premises leased to Sublessor under the Main Lease (as defined in Section 2, herein) The term of this Sublease shall, commence on the later of (i) the day which is thirty (30) days after the Agreed Approvals, as defined below, are obtained, or (ii) May 1, 1998, (the "Commencement Date") and shall end on June 19, 2003. If, the Commencement Date is delayed for more than thirty (30) days after May 1, 1998, due to: 1) Lessor's' failure to consent to this Lease Agreement or 2) Sublessor's actions, Sublessee may, at its option, by notice in writing to Sublessor, cancel this Sublease, in which event the parties shall be discharged from all obligations hereunder, except that Sublessor shall refund all prepaid Rent and the entire Security Deposit received by Sublessor. As part of Lessor's consent to this Sublease, which Sublessor shall act diligently to obtain from Lessor by written request made to Lessor no later than seven (7) days after the mutual execution of this Agreement.

        As used herein, "Agreed Approvals" shall mean the following: (a) Sublessor has received the consent of Lessor (as defined in the Main Lease) for this Sublease and (b) the consent of Lessor to building plans for any Sublessee Improvements, including Sublessee's proposed signage. Sublessee shall submit to Sublessor, no later than March 31, 1998, plans and specifications (the "Plans") for Sublessee's proposed Improvements and signage as defined herein.

        The Sublessor shall provide ninety-four (94) parking spaces for Sublessee's use in the parking lot for the Complex. All parking shall be provided at no cost to the Sublessee, during the Term. Such parking rights shall include the non-exclusive use of visitor reserved parking for Sublessee's visitors and shall be subject to the Lessor's "Parking Rules" in the Main Lease.

        2. Subordinate to Main Lease; Quiet Enjoyment. This Sublease is subject and subordinate to (a) the lease (the "Lease") dated August 29, 1996, between Mission West Properties, as Lessor, and Computervision Corporation, as Lessee, as amended by that certain Amendment to the standard office Lease Agreement (the "First Amendment") dated December




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23, 1996, (the Lease and First Amendment are together referred to herein as the
"Main Lease"), and (b) the matters to which the Main Lease is or shall be subject and subordinate. A true and complete copy of the Main Lease is annexed hereto as Exhibit B and made a part hereof. Sublessee's share of Operating Expense Increase under Paragraph 4.2 of the Main Lease shall be 52.28%.

        Subject to the matters set forth above, upon Sublessee's faithfully performing the terms, conditions, and covenants hereof, Sublessee may quietly and peacefully enjoy the Subleased Premised during the term hereof. Sublessor hereby warrants that (i) the Main Lease attached hereto as Exhibit B is complete and in full force and effect, and (except as set forth herein) has not been amended or terminated, (ii) the current Lessor under the Main Lease is Mission West Properties, whose address for notice is 6815 Flanders Drive, Suite 250, San Diego, CA, (iii) the Main Lease constitutes the entire agreement between Lessor and Sublessor concerning the Premises, and Sublessor is not in default thereunder, and (iv) the Subleased Premises have not been previously assigned or subleased by Sublessor.

        3. Incorporation by Reference.

               A. The terms, covenants and conditions of the Main Lease are incorporated herein by reference so that, and except to the extent that such incorporated provisions are inapplicable to or modified by the provisions of this Sublease, all of the terms, covenants and conditions of the Main Lease which bind or inure to the benefit of the Lessor thereunder shall with respect to the Subleased Premises hereunder, in respect of this Sublease, bind or inure to the benefit of Sublessor, and all of the terms, covenants and conditions of the Main Lease which bind or inure to the benefit of the Lessee thereunder, in respect of this Sublease, bind or insure to the benefit of Sublessee, with the same force and effect as if such incorporated terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Lessor" and "Lessee" or words of similar import, wherever the same appear in the Main Lease, were construed to mean, respectively, "Sublessor" and "Sublessee" in this Sublease, and as if the words "premises" and "demised premises" or words of similar import, wherever the same appear in the Main Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "lease" or words of similar import, wherever the same appear in the Main Lease, were construed to mean this "Sublease." Notwithstanding the foregoing, any time limits not specifically set forth in this sublease, and contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right or remedy, are changed for the purposes of incorporation therein by reference by shortening the same in each instance by five (5) days, so that in each instance Sublessee shall have five days less time to observe or perform hereunder than Sublessor, has as the tenant under the Main Lease, but in no event less than five (5) days. Sublessor shall promptly provide Sublessee with a true copy of any notice or request sent by Sublessor to Lessor pertaining to the Subleased Premises and Sublessor shall promptly notify Sublessee of any event that comes to Sublessor's attention that may adversely affect or may reasonably be anticipated to adversely

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affect Sublessee's tenancy or rights under the Sublease or Sublessee's use and occupancy of the Subleased Premises.

               B. Notwithstanding any provision of the Main Lease, it is the intention of the parties hereto that under no circumstances should Sublessee have any right to renew or extend the term of this Sublease or to sublet any portion of the Subleased Premises or to assign this Sublease by operation of law or otherwise, except as set forth herein.

        4. Performance by Sublessor: Signage Undertakings. Any obligation of Sublessor which is contained in this Sublease by incorporating the provisions of the Main Lease may be observed or performed by Sublessor using reasonable efforts to cause the landlord under the Main Lease to observe and/or perform the same, and Sublessor shall have a reasonable time to enforce its rights to cause such observance or performance. In the event Lessor, after notice and efforts by Sublessor hereunder, does not perform a material obligation and such failure of Lessor hereunder has a material adverse effect on the use and enjoyment of the Subleased Premises, Sublessor agrees at Sublessee's request, to commence legal action (the "Lessor Litigation") against Lessor seeking to cause such performance and obtain legal damages for Sublessee's benefit. If such failure affects only the Subleased Premises, Sublessee agrees to pay all reasonable costs and expenses associated with such legal action to Sublessor within ten
(10) days of receipt of an invoice therefor. Otherwise, Sublessor shall share such costs and expenses in proportion to their proportionate square footage in the building. Sublessor promises to pay and perform all of its obligations under the Main Lease, and Sublessor shall not exercise any right that may reasonably be anticipated to adversely affect Sublessee's tenancy or rights under this Sublease without Sublessee's prior written consent, provided, however, that Sublessor shall have no liability to Sublessee for the Lessor's failure to perform any of Lessor's obligation, except that Sublessor shall be obligated to use reasonable efforts, upon receipt of written request of Sublessee, to cause the Lessor under the Main Lease to observe and/or perform its obligations under the Main Lease and to commence and pursue the Lessor Litigation, as set forth above. Sublessee shall not in any event have any rights in respect of the Subleased Premises greater than Sublessor's rights under the Main Lease. Except as specifically excluded herein, and subject to the terms of the Main Lease and the rights of the Lessor thereunder, Sublessee shall benefit from all the rights and privileges existing under the Main Lease in favor of "Lessee" to the extent such rights and privileges are applicable to the Subleased Premises, and Sublessor agrees to use its reasonable efforts to enforce such rights and privileges for the benefit of Sublessee. Sublessor shall not be responsible for any failure or interruption; for any reason whatsoever (other than solely by reason of Sublessor's preference), of the services or facilities that are appurtenant to, or supplied at or to, the Subleased Premises, including, without limitation, electricity, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement or reduction of Sublessee's obligations under this Sublease, (b) constructive eviction, whether in whole or in part, or (c) liability on the part of Sublessor, unless such failure or interruption is caused solely by Sublessor's negligence or a breach or default by Sublessor under the Main Lease,

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which adversely affects the Subleased Premises. Sublessor shall offer Sublessee a right of first refusal on space adjacent to the Subleased Premises which becomes available for sublease on the same terms as any offer made for such space by a third party by giving Sublessee written notice thereof, and Sublessee shall respond to such offer indicating its acceptance or rejection thereof within ten (10) days of such written notification.

        Sublessor represents that to its knowledge, without specific investigation or inquiry, the heating, ventilating, and air-conditioning system serving the Subleased Premises "HVAC System") is in good working order. Sublessor agrees upon written notice from Sublessee to promptly bring to the attention of the Lessor any defect, interruption in service, or other failure of the HVAC System and to use diligent efforts to cause Lessor to honor its obligations as to such HVAC System under the Main Lease.

        Subject to the terms, conditions and consents of the Main Lease and Lessor's expressed written consent, Sublessee, at Sublessee's sole cost, shall have the right to install and maintain; one (1) eight foot (8') satellite dish in a location which is deemed acceptable to the Lessor and all applicable government agencies.

        Sublessor agrees to use all diligent efforts to cause Lessor to provide graphics and signage space for Sublessee, on both the first and second floor lobbies, and on the "tombstone" sign in front of the building, subject to Lessor's approval and existing building standards for such signage.

        5. No Breach of Main Lease. Sublessee and Sublessor shall not do or permit to be done any act or thing which will constitute a breach or violation of any term, covenant or condition of the Main Lease by the Sublessor thereunder, whether or not such act or thing is permitted under the provisions of this Sublease. However, Sublessor and Sublessee shall have the right to cure such violation within the applicable time period set forth in Paragraph 13.1 of the Main Lease.

        6. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and the Lessor under the Main Lease.

        7 . Indemnity. Sublessee and Sublessor shall each indemnify and hold the other party harmless from and against all claims, actions, losses, costs, damages, expenses and liabilities, which the other may incur by reason of (a) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises due to the other party's operations, (b) any breach or default hereunder or under the Main Lease by the indemnifying party or its agents, employees, Directors, Officers or invitees, including any breach or default of the Main Lease by the Sublessor prior to the date of this Sublease Agreement, (c) any work done in or to the Subleased Premises by the indemnifying party or its agents, employees, Directors, Officers or invitees, or (d) any act, omission or negligence by the indemnifying party or its agents, employees, Directors, Officers or invitees.

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        8. Releases. Sublessee hereby releases the Lessor under the Main Lease or anyone claiming through or under the Lessor under the Main Lease by way of subrogation or otherwise, to the extent that Sublessor released the Lessor under the Main Lease and/or the landlord under the Main Lease was relieved of liability or responsibility pursuant to the provisions of the Main Lease.

        9. Rent.

        Sublessee shall pay to Sublessor rent ("Fixed Rent") in the amounts listed on Exhibit C attached hereto. However, Sublessee shall phase into the Premises, effective May 1, 1998, on a stepped basis such that the Sublessee shall only pay Fixed Rent for 15,000 rentable square feet during the first five
(5) months of the Term, and pay Fixed Rent for 20,000 rentable square feet during months six (6) through eight (8) of the Sublease Term. Sublessee, shall pay Rent for the entire Premises (23,575 rentable square feet) beginning on January 1, 1999. Fixed Rent shall be paid monthly in advance on the first day of each month during the term of this Sublease. Fixed Rent, Sublessee's share of the Operating Expenses, as defined in Section 4.2 of the Main Lease, and all other amounts ("Additional Charges") payable by Sublessee to Sublessor under the provisions of this Sublease or the provisions of the Main Lease shall be paid promptly when due, without notice or demand therefor (unless Sublessor receives notice or demand therefor from the Lessor under the Main Lease), and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Rent for any partial month of the Sublease Term shall be prorated in the proportion that the number of days this Sublease is in effect during such month bears to the actual number of days in such month. If, based upon Lessor's statement of actual expenses or an audit performed pursuant to Paragraph 4.2(g) of the Main Lease (which audit Sublessor agrees to have performed, at Sublessee's expense, if requested by Sublessee in writing), Sublessee has underpaid or overpaid the amount of Rent owing pursuant to the Master Lease (as incorporated into this Sublease), Sublessee shall (as applicable) pay to Sublessor the amount of such underpayment or, Sublessor shall pay to Sublessee the amount of such overpayment. If Sublessor shall be responsible for any Additional Charges due under the Main Lease which is not attributable to Sublessee's use or occupancy of the Premises, no such Additional Charges shall be payable by Sublessee, including, without limitation, Additional Charges incurred as a result of Sublessor's failure to provide Lessor with timely payment of Rent.

        All Rent payments, Operating Expenses and Additional Charges shall be made payable to Sublessor at the address set forth in Section 26 of this Sublease Agreement, or at such place as may be designated by Sublessor.

        Fixed Rent and Additional Charges shall be paid to Sublessor in lawful money of the United States at the address of Sublessor set forth in Section 26 of this Agreement, or to such other person and/or at such other address as Sublessor may from time to time designate by written notice to Sublessee. No payment by Sublessee or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account

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of the earliest stipulated Fixed Rent or Additional Charges; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor.

        In the event that Sublessee chooses to arrange for a separately metered electrical installation, Sublessee's electricity charges, shall be payable by Sublessee to the utility provider. Any cost necessary for separate meter installation shall be born by Sublessee. In the event that Sublessee chooses not to obtain a separately metered electrical installation, Sublessee acknowledges that in addition to Fixed Rent, Sublessee is responsible to pay its prorated share of electricity changes, payable to Sublessor. The Fixed Rent shall begin at $1.25 per rentable square foot, which shall be paid in equal monthly installments, as set forth in Exhibit C to this Agreement and the Main Lease. Said Fixed Rent shall increase by $.05 per square foot on each annual anniversary of the Sublease Commencement Date. Sublessee shall pay its proportionate share of the Operating Expenses associated with the Premises above the 1998 base year. Sublessee's share of the Base Year Operating Expenses and any Operating Expense increase shall be based on the building being ninety-five percent (95%) occupied and one hundred percent (100%) assessed for real estate taxes.

        If Sublessee fails to pay any Fixed Rent or Additional Charges within three (3) days of the date due, Sublessee shall pay a late fee of six percent (6%) of the amount overdue, as provided in Section 13.4 of the Main Lease. Such late fee shall be payable on the first day of the following month, and in default of payment if any such late fee, Sublessor shall have (in addition to all other rights and remedies) the same rights and remedies as Sublessor has for the nonpayment of Fixed Rent. Nothing contained herein shall be deemed to extend the date on which Fixed Rent Additional Charges are due.

        10. Utilities and Other Charges.

               A. At the present time Lessor supplies utilities to the Subleased Premises. Sublessee shall be responsible for the prompt payment when due for electricity and such other utility service required by Sublessee which are in addition to utilities now serving the Subleased Premises and not separately metered. Any utilities which may be shared between the Subleased Premises and the remainder of the Main Premises shall be prorated based on square footage; provided that Sublessee shall be responsible for the cost of after-hours HVAC only to the extent such services are activated by Sublessee or its agents, Directors, officers, employees or invitees.

               B. Subject to the terms of this Agreement, other charges payable by Sublessor under any provision of the Main Lease which is incorporated by reference in this Sublease shall be paid pro-rata by Sublessee in accordance with the provisions of the Main Lease.

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        11. Security Deposit. The Sublessee shall pay to the Sublessor herewith a security deposit, by check subject to collection, in the amount equal to $29,468.75. The Sublessor may commingle such deposit with its other funds and may apply such deposit upon default of the Sublessee hereunder. Provided the Sublessee is not then in default hereunder, the Sublessor shall return the then remaining portion of the security deposit to the Sublessee within thirty (30) days after the expiration of this Sublease. In the event the Sublessor applies such funds, the Sublessee shall pay to the Sublessor as additional rent within ten (10) days after invoice therefor, the amount of the security deposit applied by the Sublessor, such that the balance of the security deposit shall be restored to its original amount.

        12. Use. Sublessee shall use and occupy the Subleased Premises only for the purposes that are expressly set forth in the Main Lease. Sublessee must obtain the prior written consent of the Lessor and Sublessor for any change in the Sublessee's use of the Subleased Premises. Sublessee shall comply with (a) the Main Lease, (b) any certificate of occupancy relating to the Subleased Premises, (c) all present and future laws, statutes, ordinances, orders, rules, regulations and requirements of all Federal, state and municipal governments asserting jurisdiction over the Subleased Premises and (d) all requirements applicable to the Subleased Premises of the board of fire underwriters and/or the fire insurance rating or similar organization performing the same or similar functions, except as provided herein.

        13. Condition of Subleased Premises. As further consideration for this Sublease, Sublessor shall assign to Sublessee lien free rights to all existing furniture, security systems, telephone systems and equipment, network cabling and computer-room equipment and back-up power systems in the Subleased Premises, at no cost to Sublessee.

        Sublessor shall be responsible for patching any and all damaged walls, including touching up paint, within the Subleased Premises. Notwithstanding Sublessor's responsibility to paint and patch damaged walls within the Subleased Premises, Sublessor shall have no obligation to furnish, render or supply any work, labor, services fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Sublessee's occupancy. In making and executing this Sublease, Sublessee has relied solely on such investigations, examinations and inspections as Sublessee has chosen to make or have made. Sublessee acknowledges that Sublessor has approved Sublessee the opportunity for full and complete investigations, examinations and inspections. Without limiting the foregoing, Sublessee agrees to obtain approval of final plans for construction from the Sublessor, which approval by Sublessor will not be unreasonably withheld or delayed. All construction undertaken shall be subject to the terms of, and in accordance with the provisions of, the Main Lease, as well as of this Sublease.

        Notwithstanding anything set forth in this Sublease, Sublessee accepts the Subleased Premises in an "AS IS" condition as of the date of this Sublease. In the event, that Sublessee intends to perform certain construction in the Subleased Premises (the "Sublessee


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Improvements"), Sublessee shall be responsible for any costs associated with such construction of Sublessee Improvements.

        14, Consents and Approvals. In any instance when Sublessor's consent or approval is required under this Sublease, Sublessor's refusal to consent to or approve any matter or thing shall be deemed reasonable if such consent or approval has not been obtained from the Lessor under the Main Lease. If Sublessee shall seek the approval or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Sublessee shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublessor, it being intended that Sublessee's sole remedy shall be an action for an injunction or specific performance and that such remedy shall be available only in those instances where Sublessor shall have expressly agreed in writing not to withhold or delay its consent unreasonably.

        15. Termination of Main Lease. If for a reason specified in the Main Lease (including, without limitation, the exercise by Sublessor of its right to terminate the Main Lease pursuant to any provision of the Main Lease), the term of the Main Lease shall terminate prior to the expiration of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Sublessee by reason thereof. Provided Sublessee is not then in default, Sublessor shall refund to Sublessee any prepaid rent prorated to the date of termination, and any security held by Sublessor due to Sublessee. Notwithstanding the foregoing, Sublessor agrees not to voluntarily terminate the Main Lease during the term of this Sublease. So long as Sublessee is not in default under this Sublease beyond the applicable notice and cure period for such default on the date of such damage or destruction, Sublessee shall have the same rights of termination under this Sublease as Sublessor may have to terminate the Main Lease upon an event of damage or destruction under the Main Lease, and Sublessor shall not exercise any such rights of termination without the prior written consent of Sublessee. If this Sublease is not terminated following any damage or destruction as provided above, (i) Sublessor shall act with reasonable diligence to enforce any obligation of Master Lessor to rebuild the Premises in accordance with the master Lease, if such rebuilding is authorized under the Main Lease, (ii) Sublessor shall make available to Sublessee any insurance proceeds Sublessor receives as a result of such damage or destruction which is directly applicable to the Subleased Premises, and (iii) Sublessee shall be entitled to abatement of Rent under this Sublease to the extent that Sublessor's Rent is abated under the Main Lease.

        16. Assignment and Subletting. Sublessee shall not, by the sale of all or substantially all of its assets, operation of law or otherwise, assign, sell, mortgage, pledge or in any other manner transfer or encumber this Sublease or any interest therein, or sublet the Subleased Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, without the prior written consent of Sublessor, which will not be unreasonably withheld or delayed. Neither the consent of transfer, concession, license or use, nor any references in this Sublease to assignees, sublessees, mortgagees, pledges, transferees, concessionaires, licensees, or users, shall in any way be construed to relieve Sublessee of the requirement of obtaining the

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prior written consent of Sublessor to any further assignment, subletting or use or to the making of any assignment, subletting, mortgage, pledge, transfer, concession or license with respect to this Sublease or all or any part of the Subleased Premises. If Sublessor consents to any assignment of this Sublease, the assignee shall execute and deliver to Sublessor an agreement in form and substance satisfactory to Sublessor whereby the assignee shall assume all of Sublessee's obligations under this Sublease. Notwithstanding any assignment, subletting or transfer, including, without limitation, any assignment, subletting, transfer or use permitted or consented to by Sublessor, the original Sublessee named herein and any other person who at any time was Sublessee and any guarantor of Sublessee's obligations shall remain fully liable under this Sublease. Any provision of this Sublease to the contrary notwithstanding, Sublessor's consent shall not be required for an assignment of the Lease or a sublease of the Subleased Premises (i) to any person (or entity) who (or which) controls, is controlled by or is under common control with the original named Sublessee, or (ii) to any corporation or other entity succeeding to substantially all of the assets of the original named Sublessee as a result of a consolidation or merger, or (iii) to a corporation or other entity to which all or substantially all of the assets of the original named Sublessee have been sold; provided that (a) the proposed assignee or sublessee shall assume in writing the obligations of Sublessee under this Sublease, (b) Sublessor shall be given prior written notice of such assignment and assumption and copies of all documents required to substantiate compliance with this Section 16, (c) the net worth of any assignee or sublessee to which the Sublease is assigned or the Subleased Premises is sublet is substantially equal to or greater than the net worth of Sublessee as of the date of this Sublease (provided, however, that this provision (c) shall not apply to an assignment or sublease pursuant to provisions (i) and (ii) of this Sentence, if the original named Sublessee will continue in existence as an operating business after such assignment or sublease), and (d) use of the Subleased Premises by the assignee or sublessee shall not violate the Main Lease or this Sublease. For purposes of this Section 16, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise.

        17. Alterations. Notwithstanding any provision of this Sublease or the Main Lease to the contrary, Sublessee shall not make, cause, suffer or permit the making of any alteration, change, replacement, installation or addition in or to the Subleased Premises which affects any structural component or central building systems or which is contrary to Section 7.3 of the Main Lease without obtaining the prior written consent of Sublessor to which Sublessor shall be reasonable in each instance.

        18. Commission Fees. Sublessor shall pay a leasing commission to CB Commercial and The Irving Hughes Group, Inc., in connection with this Sublease. Sublessee warrants and represents that it has dealt with no real estate broker or person entitled to or claiming a fee in connection with this Sublease other than CB Commercial and The Irving Hughes Group, Inc. In the event any claim shall be made against Sublessor or the Subleased Premises, predicated on a fee or commission payable to any other party in connection with this sublease on account of

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such dealing by Sublessee with any other party, Sublessee agrees to defend the same and indemnify Sublessor against such claim.

        19. Surrender. Sublessee shall, on the expiration or earlier termination of this Sublease, surrender the Subleased Premises to the Sublessor. Sublessee agrees to repair any damage to the Subleased Premises caused by Sublessee during the term of this Agreement, ordinary wear and tear and damage from the elements excepted. Upon such expiration or earlier termination, all of the obligations of the Sublease shall cease and be of no further force and effect.

        20. No Waiver. Sublessor's receipt and acceptance of Fixed Rent or Additional Charges, or Sublessor's acceptance of performance of any other obligation by Sublessee, with knowledge of Sublessee's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

        21. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.

        22. Liability of Sublessor. Sublessor's officers, directors and shareholders, disclosed and undisclosed, shall have no personal liability under this Sublease.

        23. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease binding upon Sublessee shall be deemed and construed as a separate and independent covenant of Sublessee, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, as partnership, a corporation or any other form of business or legal association or entity.

        24. Consent of Lessor Under Main Lease. This Sublease shall have no effect until (i) the landlord under the Main Lease shall have given its written consent hereto in accordance with the terms of the Main Lease. If the Lessor under the Main Lease does not give its consent to this Sublease, (a) Sublessor shall not be obligated to take any action to obtain such consent, (b) this Sublease shall be deemed voidable by Sublessor or Sublessee and of no effect, and (c) if Sublessee is then in possession of all or any part of the Subleased Premises, Sublessee shall immediately quit and surrender to Sublessor the Subleased Premises shall remove all of its property and repair all damage caused by such removal and restore the Subleased Premises to the condition in which it was prior to such occupancy. Sublessor agrees to use its reasonable and diligent efforts to obtain the consent of the Lessor to this sublease.

        25. Memorandum of Agreement. Sublessee may file a Memorandum of Sublease Agreement in the form attached hereto as Exhibit D in the county office where the Property is located. Neither party may record this Agreement.

        26. Notices. Unless otherwise provided herein, any notice of demand required to be given herein shall be given by certified or registered mail, return receipt requested or reliable overnight courier to the following addresses of the Sublessor and Sublessee:

            Sublessor:   Computervision Corporation
                         c/o Parametric Technology Corporation
                         Attention: Director of Real Estate
                         128 Technology Drive
                         Waltham, MA 02154

            Sublessee:
            After Commencement Date:        Before Commencement Date:
            ------------------------        -------------------------

            Attn: Chief Financial Officer   Attn: Chief Financial Officer
                  InterVU, Inc.                   201 Lomas Santa Fe Drive
                  6815 Flanders Drive             Solano Beach, CA 92075
                  San Diego, CA 92121             (619) 350-1600

        27. Authority. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

        28. Attorneys' Fees. If there is any civil legal action or proceeding between Sublessor and Sublessee to enforce or interpret any provision of this Sublease or to protect or establish any right or remedy of either Sublessor or Sublessee hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgment, or obtains favorable declaratory relief, in any such action, proceeding or appeal, such reasonable costs, expenses and attorney's fees will be determined by the court handling the proceeding and will be included in and as part of the judgment or declaration.

        IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

WITNESS:                           COMPUTERVISION CORPORATION


                                   By: /s/ MARTHA L. DURCAN
-----------------------------         -----------------------------------------
                                       Authorized Officer: Martha L. Durcan
                                       Print Name and
                                       Title: Secretary

WITNESS:                           InterVU, Inc.


                                   By: /s/ HARRY GRUBER
-----------------------------         -----------------------------------------
                                       Authorized Officer: Harry Gruber
                                       Title: Chief Executive Officer

                                    EXHIBIT B

                            MAIN LEASE AND AMENDMENTS

                        [SEE EXHIBIT B-1 ATTACHED HERETO]

                         STANDARD OFFICE LEASE - GROSS

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                     [LOGO]

1.   Basic Lease Provisions ("Basic Lease Provisions")

     1.1 Parties: This Lease, dated, for reference purposes only, August 29, 1996, is made by and between Mission West Properties, a California corporation, (herein called "Lessor") and Computervision, a Delaware corporation, doing business under the name of same, (herein called "Lessee").

     1.2 Premises: Suite Number(s) 150 & 200 on the 1st & 2nd floors, consisting of approximately 29,550 rentable feet, 26,267 useable feet, more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").

     1.3 Building: Commonly described as being located at 6815 Flanders Drive, in the City of San Diego, County of San Diego, State of California 92121-2905, as more particularly described in Exhibit "A" hereto, and as defined in paragraph 2.

     1.4:      Use: General office, Software Research and Development, subject to paragraph 6.

     1.5 Term: Seventy-eight (78) months commencing January 1, 1997 ("Commencement Date") and ending June 30, 2003 See Paragraph 1.5 (continued) of Addendum, as defined in paragraph 3.

     1.6 Base Rent: $38,710.50 per month, payable on the first day of each month, per paragraph 4.1.

     1.7 Base Rent Increase: On See Paragraph 1.6 (continued) of Addendum the monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.3 below.

     1.8 Rent Paid Upon Execution: $38,710.50 for the first month of occupancy.

     1.9       Security Deposit: $38,710.50.

     1.10 Lessee's Share of Operating Expense Increase: 65.53% as defined in paragraph 4.2. See Paragraph 1.10 (continued) of Addendum

2.   Premises, Parking and Common Areas.

     2.1 Premises: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Office Building Project". Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

     2.2 Vehicle Parking: So long as Lessee is not in default and subject to the rules and regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use 105 parking spaces in the Office Building Project at the monthly rate applicable from time to time for monthly parking as set by Lessor and/or it licensee.

          2.2.1 If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

          2.2.2 The monthly parking rate per parking space will be $0 per month at the commencement of the term of this Lease, and is subject to change upon five (5) days prior written notice to Lessee. Monthly parking fees shall be payable one month in advance prior to the first day of each calendar month.

     2.3 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

     2.4 Common Areas - Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project, See Paragraph 2.4 (continued) of Addendum

     2.5 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c) To designate other land and improvements outside the boundaries of the Office Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Office Building Project;

          (d)  To add additional buildings and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion thereof;

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgement deem to be appropriate.

3.   Term.

     3.1 Term. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

     3.2 Delay in Possession. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof; but, in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises within sixty (60) days following said Commencement Date, as the same may be extended under the terms of a Work Letter executed by Lessor and Lessee, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that, as to Lessee's obligations, Lessee first reimburses Lessor for all costs incurred for Non-Standard improvements and, as to Lessor's obligations, Lessor shall return any money previously deposited by Lessee (less any offsets due Lessor for Non-Standard improvement(s); and provided further, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Upon the mutual execution of this lease Lessor shall submit to Lessee a tenant improvement schedule identifying the estimated occupancy date of Lessee.

          3.2.1 Possession Tendered--Defined. Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed, (2) the Building utilities are ready for use in the Premises, (3) Lessee has reasonable access to the Premises, and (4) written notice is given to Lessee of the occurrence of the matters described in (1), (2) and (3), above of this paragraph 3.2.1.

          3.2.2 Delays Caused by Lessee. There shall be no abatement of rent, and the sixty (60) day period following the Commencement Date before which Lessee's right to cancel this Lease accrues under paragraph 3.2, shall be deemed extended to the extent of any delays caused by acts or omissions of Lessee, Lessee's agents, employees and contractors.

     3.3 Early Possession. If Lessee occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent for such occupancy.

     3.4 Uncertain Commencement. In the event commencement of the Lease term is defined as the completion of the improvements, Lessee and Lessor shall execute an amendment to this Lease establishing the date of Tender of Possession (as defined in paragraph 3.2.1) or the actual taking of possession by Lessee, whichever first occurs, as the Commencement Date.

4.   Rent

     4.1 Base Rent. Subject to adjustment as hereinafter provided in paragraph 4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1.6 of the Basic Lease Provisions, without offset or deduction. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease provisions. Rent for any period except the first month during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     4.2 Operating Expense Increase. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of the amount by which all Operating Expenses, as hereinafter defined, for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year, such excess being hereinafter referred to as the "Operating Expense Increase," in accordance with the following provisions:

          (a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage fixtures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project. See Paragraph 4.2(a) (continued) of Addendum

          (b) "Base Year" is defined as the 1997 calendar year in which the Lease term commences.

          (c) "Comparison Year" is defined as each calendar year during the term of this Lease subsequent to the Base Year; provided, however, Lessee shall have no obligation to pay a share of the Operating Expense Increase applicable to the first twelve (12) months of the Lease Term (other than such as are mandated by a governmental authority, as to which government mandated expenses Lessee shall pay Lessee's Share, notwithstanding they occur during the first twelve (12) months). Lessee's share of the Operating Expense Increase for the first and last Comparison Years of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Lessee is responsible for a share of such increase.

          (d) "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion for:

               (i) The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Office Building Project, including but not limited to, the following:

                      (aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

                      (bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Office Building Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

               (ii)   Trash disposal, janitorial and security services;

               (iii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an ""Operating Expense";

               (iv) The cost of the premiums for the liability and property and any other insurance policies to be maintained by Lessor under paragraph 8 hereof;

               (v) The amount of the real property taxes to be paid by Lessor under paragraph 10.1 hereof;

               (vi) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Office Building Project;

               (vii) Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Office Building Project and accounting and a management fee attributable to the operation of the Office Building Project;

               (viii) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to Federal Income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

               (ix) Replacements of equipment or improvements that have a useful life for depreciation purposes according to Federal Income tax guidelines of five (5) years or less, as amortized over such life. See Paragraph 4.2(d)(x) of Addendum

          (e) Operating Expenses shall not include the costs of replacements of equipment or improvements that have a useful life for Federal Income Tax purposes in excess of five (5) years unless it is of the type described in paragraph 4.2(d)(viii), in which case their cost shall be included as above provided.

          (f) Operating Expenses shall not include any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds. See Paragraph 4.2(f)) (continued) of Addendum

          (g) Lessee's Share of Operating Expense Increase shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time in advance of Lessee's Share of the Operating Expense Increase for any Comparison Year, and the same shall be payable monthly or quarterly, as Lessor shall designate, during each Comparison Year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expense Increase as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each Comparison Year a reasonably detailed statement showing Lessee's share of the actual Operating Expense increase incurred during such year. If Lessee's payments under this paragraph 4.2(g) during said Comparison Year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expense Increase next falling due. If Lessee's payments under this paragraph during said Comparison Year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement. Lessor and Lessee shall forthwith adjust between them by expense increases, notwithstanding that the Lease term may have been terminated before the end of such Comparison Year. See Paragraph 4.2(y) (continued) of Addendum

     4.3  Rent increase.

          4.3.1 At the times set forth in paragraph 1.7 of the Basic Lease Provisions, the monthly Base Rent payable under paragraph 4.1 of this Lease shall be adjusted by the increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, (1982-84=100), "All Items," for Los Angeles-Anaheim-Riverside, herein referred to as "C.P.I.," since the date of this Lease.

          4.3.2 The monthly Base Rent payable pursuant to paragraph 4.3.1 shall be calculated as follows: the Base Rent payable for the first month of the term of this Lease, as set forth in paragraph 4.1 of this Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the third calendar month immediately preceding the month during which the adjustment is to take effect, and denominator of which shall be the C.P.I. for the third calendar month preceding the month in which the original Lease term commences. The sum so calculated shall constitute the new monthly Base Rent hereunder, but, in no event, shall such new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the date for the rent adjustment.

          4.3.3 In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculations. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in the County in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

     4.3.4 Lessee shall continue to pay the rent at the rate previously in effect until the increase, if any, is determined. Within five (5) days following the date on which the increase is determined, Lessee shall make such payment to Lessor as will bring the increased rental current, commencing with the effective date of such increase through the date of any rental instalments then due. Thereafter the rental shall be paid at the increased rate.

     4.3.5 At such time as the amount of any change in rental required by this Lease is known or determined, Lessor and Lessee shall execute an amendment to this Lease setting forth such change.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the security deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly Base Rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 1.G of the Basic Lease Provisions. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.   Use.

     6.1 Use. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions and for no other purpose. See Paragraph 6.1 (continued) of Addendum

     6.2  Compliance with Law.

          (a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to alterations or improvements made by Lessee or the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term Commencement Date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation.

          (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Office Building Project. See Paragraph 6.2(b)(continued) of Addendum

     6.3  Condition of Premises.

          (a) Lessor shall deliver the Premises to Lessee in a clean condition on the Lease Commencement Date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation.

          (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Office Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

7.   Maintenance, Repairs, Alterations and Common Area Services.

     7.1 Lessor's Obligations. Lessor shall keep the Office Building Project, including the Premises, interior and exterior walls, roof, and common areas, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Office Building Project or any part thereof. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. See Paragraph 7.1 (continued) of Addendum

     7.2  Lessee's Obligations.

          (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

          (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received on the commencement date of the lease, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall panelling, ceilings and plumbing on the Premises and in good operating condition. See Paragraph 7.2(c) of Addendum

7.3  Alterations and Additions.

     (a) Lease shall not, without Lessor's prior written consent which shall not be unreasonably withheld, delayed, or conditioned make any alterations, improvements, additions, Utility Installations or repairs in, on or about the Premises, or the Office Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense. Should Lessee permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

     (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Office Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the conditions of said permit in a prompt and expeditious manner.

     (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

     (d) Lessee shall give Lessor not less than ten (10) days' notice to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building, and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

          (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(a), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2

          (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

     7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as a plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.   Insurance; Indemnity.

     8.1(a) Liability Insurance -- Lessee. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability Insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder. See Addendum for Paragraph 8.1(b).

     8.2 Liability Insurance -- Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, plus coverage against such other risks Lessor deems advisable from time to time, insuring Lessor, but not Lessee, against liability arising out of the ownership, use, occupancy or maintenance of the Office Building Project in an amount not less than $5,000,000.00 per occurrence.

     8.3 Property Insurance -- Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

     8.4 Property Insurance -- Lessor. Lessor shall obtain and keep in force during the term of this Lease, a policy or policies of insurance covering loss or damage to the Office Building Project Improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form or equivalent, providing protection against all perils including within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(l) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

     8.5 Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals thereof.

     8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

     8.7 Indemnity. Unless such damage or injury was caused by the gross negligence or willful misconduct of Lessor, Lessee shall indemnify and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall reasonably cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. See Paragraph 8.7 (continued) of Addendum.

     8.8 Exemption of Lessor from Liability. Unless such damage or injury was caused by gross negligence or misconduct of Lessor, Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project, or the Rules and Regulations of the Office Building Project. See Paragraph 8.8 (continued) of Addendum.

     8.9 No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9.   Damage or Destruction.

     9.1  Definitions.

          (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

          (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the building.

          (c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

          (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

          (e) "Office Building Project Buildings Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

          (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

9.2   Premises Damage; Premises Building Partial Damage.

      (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Damage and Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

      (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from making any substantial use of the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

9.3 Premises Building Total Destruction; Office Building Project Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classification of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

9.4   Damage Near End of Term.

      (a) Subject to paragraph 9.4(b), if at any time during the last twelve
(12) months of the term of this Lease there is substantial damage to the Premises, either Lessor or Lessee may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within 30 days after the date of occurrence of such damage. See Paragraph 9.4(a)(continued) of Addendum.

      (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said options may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

9.5   Abatement of Rent; Lessee's Remedies.

      (a) In the event Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expense increase) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall only be to the extent the operation and profitability of Lessee's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

      (b) If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this Paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

      (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

9.6 Termination -- Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.   Real Property Taxes.

10.1 Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Party subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

10.2 Additional Improvements. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any leases. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

10.3 Definition of "Real Property Tax." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, and modifications or changes hereto, or any transfers hereof.

10.4 Joint Assessment. If the Improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5   Personal Property Taxes.

       (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

       (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.    Utilities.

       11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning, and janitorial service as reasonably required, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. See Paragraph 11.1 (continued) of Addendum.

       11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other promises in the Building, or the Office Building Project.

       11.3 Hours of Service. Sold services and utilities shall be provided during generally accepted business days and hours or such other days or hours as may hereafter be set forth. Utilities and services required at other time shall be subject to advance request and reimbursed by Lessee to Lessor of the cost thereof. See Addendum for Paragraph 11.3 continued.

     11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage office usage for the Office Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its solo discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading. See Paragraph
11.4 (continued) of Addendum

     11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

12.1 Assignment and Subletting.

     12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation, more than a block of twenty-five percent (25%) of the outstanding voting stock of such corporation, or (b) if Lessee is a partnership, more than twenty-five percent (25%) of the profit and loss participation in such partnership.

     12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate"; provided that before such assignment shall be effective, (a) said assignee shall assume, in full, the obligations of Lessee under this Lease and
(b) Lessor shall be given written notice of such assignment and assumption. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

     12.3 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expense Increase, and to perform all other obligations to be performed by Lessee hereunder.

          (b) Lessor may accept rent from any person other than Lessee pending approval or disapproved of such assignment.

          (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

          (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

          (e) The consent by Lessor to any assignment or subletting shall not constitute to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

          (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

          (h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

     12.4 Additional Terms and Conditions Applicable to Subletting. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that subject to 12.4(f) until a default shall occur in the performance of Lessee's obligations under this lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

          (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublessee as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublease shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation therein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

          (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three the (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee. See Addendum for Paragraph 12.4(f).

     12.5 Lessor's Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees.

     12.6 Conditions to Consent. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Office Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater. See Addendum for Paragraph 12.7.

     13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

          (a) The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of sixty (60) days or more, whether or not the rent is paid.

          (b) The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations), 12.1 (assignment or subletting), 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30(b) (subordination), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

          (c) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

     (d) The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, than Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereunder diligently pursues such cure to completion. To the extent permitted by law, such thirty
(30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

     (e)(i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

     (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor or Lessee's obligation hereunder, was materially false.

  13.2 Remedies. In the event of any material default or breach of this Lease by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default;

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of the Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

     (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

  13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

  13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expense increase or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expenses Increase, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion or the Office Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely affect the operating and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses Increase shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. Broker's Fee.

    (a) The brokers involved in this transaction are Colliers Iliff Thorn as "listing broker" and CB Commercial Real Estate as "cooperating broker," licensed real estate broker(s). A "cooperating broker" is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Upon execution of this Lease by both parties, Lessor shall pay to said brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is no separate agreement between Lessor and said broker(s), the sum of $__________________________, for brokerage services rendered by said broker(s) to Lessor in this transaction.

     (d) Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorney's fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16. Estoppel Certificate.

    (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing
(i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying this Lease, as so modified, is in full force effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee.

     (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

     (c) If Lessor desires to finance, refinance, or sell the Office Building Project, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer in which Lessee has an interest, shall be delivered to the grantee.
The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

21. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense increase and any other expenses payable by Lessor hereunder shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23.  NOTICES.   Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee. See Paragraph 23 (continued) of Addendum.

24. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes. See Addendum for Paragraph 25 (continued).

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred fifty percent (150%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment of subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Office Building Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Office Building Project is located.

30.  SUBORDINATION.

     (a) This Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. See Paragraph 30(a) (continued) of Addendum.

     (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31.  ATTORNEYS' FEES.

     31.1 If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

     31.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

     31.3 Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notice of default and consultations in connection therewith, whether or not a legal transaction is subsequently commenced in connection with such default.

32.  LESSOR'S ACCESS.

     32.1 Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary, "For Lease" signs.

     32.2 All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

     32.3 Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard or reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. Signs. Lessee shall not place any sign upon the Promises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project. See Paragraph 34 (continued) of Addendum.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Office Building Project.

39.  Options.

     39.1 Definition. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option of right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the Office Building Project, or the right of first refusal to purchase the Premises or the Office Building Project or the right of first offer to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

     39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

     39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

     39.4 Effect of Default on Options.

          (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(c) or 13.1(d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants or conditions of this Lease.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option. If, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessor gives to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants and conditions of this Lease.

40.  Security Measures -- Lessor's Reservations.

     40.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Office Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees, and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b) See Paragraph 40.1 (continued) of Addendum

     40.2 Lessor shall have the following rights:

          (a) To change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than 90 days prior written notice;

          (b) To, at Lessee's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

          (c) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

          (d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas;

     40.3 Lessee shall not:

          (a) Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee's business;

          (b) Suffer or permit anyone, except in emergency, to go upon the roof of the Building;

41. Easements.

     41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease without the need for further notice to Lessee.

     41.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. Authority. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. No Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to the Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

46. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project.

47. Multiple Parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

4.9 Attachments. Attached hereto are the following documents which constitute a part of this Lease: Addendum containing the following paragraphs:

1.5       (continued).    52.
1.6       (continued).    53.
1.10      (continued).    54.
2.4       (continued).    Rider No. 1
4.2(a)    (continued).    and Exhibits "A" through "E"
4.2(d)(x).
4.2(f)    (continued).
4.2(g)    (continued).
6.1       (continued).
6.2(b)    (continued).
7.1       (continued).
7.2(c).
8.1(b).
8.7       (continued).
8.8       (continued).
9.4(a)    (continued).
11.1      (continued).
11.3      (continued).
11.4      (continued).
12.4(f).
12.7
23        (continued).
25        (continued).
30(a)     (continued).
34        (continued).
40.1      (continued).
50.
51.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO, THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

Mission West Properties,                               Computervision, a Delaware corporation
a California corporation
                                                       COMPUTERVISION CORPORATION
---------------------------------------                --------------------------------------------

By /s/ HARVE FILUK                                     By  /s/ ANTHONY N. FIOKA JR.
  -------------------------------------                   -----------------------------------------
  Harve Filuk                                              Anthony N. Fioka Jr.

  Its Vice President                                       Its  Vice President, General Counsel
     ----------------------------------                       -------------------------------------
By
  -------------------------------------                By -----------------------------------------

  Its                                                  Its
     ----------------------------------                    ----------------------------------------

Executed at 6815 Flanders Drive,                       Executed at 100 Crosby Drive
            Suite 250                                              Bedford, MA 01730
            San Diego, CA 92121                                    --------------------------------
            ---------------------------

on             10/14/96                                on 10 October 1996
  -------------------------------------                  ------------------------------------------

                    ADDENDUM TO STANDARD OFFICE LEASE - GROSS

        1.5(continued): Definition of Commencement Date. The Commencement Date of this Lease as defined in Paragraph 1.5 of the Lease is January 1, 1997. In the event the tenant improvements are not completed by January 1, 1997, the Commencement Date is defined as the earlier of the dates (i) Lessee initially occupies the Premises, or (ii) the general contractor supervising the tenant improvements receives a final approval from the building inspector that the tenant improvements for the Premises are complete.

        1.6(continued). The monthly Base Rent for the seventy-eight (78) month term of the Lease will be as follows:

           Months 1-12               $1.31 per rentable square foot
           Months 13-24              $1.36 per rentable square foot
           Months 25-36              $1.41 per rentable square foot
           Months 37-48              $1.47 per rentable square foot
           Months 49-60              $1.52 per rentable square foot
           Months 61-72              $1.58 per rentable square foot
           Months 73-78              $1.64 per rentable square foot

Lessee shall be responsible for its use of electricity to the Premises.

        1.10(continued). Lessee's proportionate share of the Office Building operating expense increase as defined in paragraph 1.10 (65.53%) is derived from dividing the rentable square footage of the Premises (29,550) by the total rentable square footage of the Office Building (45,097).

        2.4(continued). In the event Lessor desires to modify or change the decor of the Common Areas such changes shall be consistent with the current environment and image of the Common Areas and the Office Building. Lessor shall use its best efforts not to interfere with Lessee's use or right to the quiet enjoyment of the Premises during any modifications or changes in the Common Areas.

        4.2(a)(continued). Lessee's share of the Base Year Operating Expenses and any Operating Expense Increase shall be based on a building being ninety-five percent (95%) occupied and fully assessed for real estate taxes.

        4.2(d)(x). The costs of any capital improvements made to the Office Building or the parking facilities appurtenant to the Office Building which are incurred by Lessor to reduce the Operating Expenses of the Office Building. In no event shall Lessee's proportionate share of the costs of the capital improvements to be paid by Lessee under this article exceed the proportionate share of the reduction in the Operating Expenses that resulted from the capital improvements.

        4.2(f)(continued): Exclusions from Operating Costs. The following additional items shall be excluded from the Operating Expenses;

        (i) the initial cost of any construction of the Office Building Project or any part thereof;

        (ii) salary, fringe benefits and payroll taxes for off-site, executive or managerial personnel;

        (iii) broker fees and commissions for the sale or leasing of space in the Office Building Project;

        (iv) the cost of performing additions, alterations, improvements or individual services for other tenants or vacant space;

        (v) any payments required in connection with any debt or ground lease encumbering the Office Building Project;

        (vi) no contingency, reserve or sinking funds that are not used for the future maintenance of the Common Areas of the Office Building Project;

        (vii) costs and provisions against other tenants in the Office Building Project;

        (viii) expenses resulting form a violation by Lessor of the terms of any lease of space in the Office Building Project or of any ground lease or mortgage to which this Lease is subordinate;

        (ix) the repair of any part of the Common Area that was inadequately designed or defectively constructed, and;

        (x) all costs associated with the removal and cleanup of hazardous wastes and toxic substances.

The amount of any charges for any services provided by affiliates, related or designated parties of Lessor which are included in the Operating Expenses shall be reasonable, customary and competitive with charges for similar services of independent contractors in the area where the Office Building Project is located.

        4.2(g)(continued). Lessee shall have the right to audit Lessor's books with respect to Operating Expenses and shall recover audit expenses in the event Lessor shall have overcharged by an amount exceeding five percent (5%) of the total amount of Lessee's share of the Operating Expenses for the Operating Expense year that is being audited.

        6.1(continued). Lessor shall not lease to a governmental agency that would require above normal public access use of the Office Building. However, Lessor shall retain its right to lease to a governmental agency that uses the Office Building for non-public access use such as administrative offices.

        6.2(b)(continued). Lessee's obligation to comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record should not require Lessee to make any structural improvements to the Office Building or Common Areas.

        7.1(continued). In the event Lessor does not make repairs as provided in this lease within a reasonable time, Lessee shall not lose the benefit of any statute now or hereafter in effect which would allow Lessee to make the repairs at Lessor's expense.

        7.2(c). Lessee shall remove any and all improvements made by Lessee after the Commencement Date of this Lease if requested by Lessor in writing ninety (90) days prior to the termination date of this Lease.

        8.1(b). Increases in Insurance. Not more frequently than each three years, if, in the opinion of Lessor's lender or of an insurance broker retained by Lessor, the amount of public liability insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as required by either Lessor's lender or Lessor's insurance broker within ten (10) days after receipt of Lessor's written. request that Lessee do so.

        8.7(continued). Unless such damage or injury was caused by the gross negligence or willful misconduct of Lessee, Lessor shall indemnify and hold harmless Lessee from and against any and all claims for damage to the person or property of anyone or any entity arising from any activity, work or things done, permitted or suffered by Lessor in or about the Office Building Project, or elsewhere and shall further indemnify and hold harmless Lessee from and against any and all claims, costs and expenses arising from any act or omission of Lessor, or any of Lessor's agents, contractors, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred by Lessee as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessee by reason of any such matter, Lessor upon such notice from Lessee shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall reasonably cooperate with Lessor in such defense.

Lessee need not have first paid any such claim in order to be so indemnified. Lessor, as a material part of the consideration to Lessee, hereby assumes all risk of damage to property of Lessor or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessor hereby waives all claims in respect thereof against Lessee.

        8.8(continued). Unless such damage or injury was caused by the gross negligence or willful misconduct of Lessee, Lessor hereby agrees that Lessee shall not be liable for loss or damage to the goods, wares, merchandise or other property of Lessor, Lessor's employees, invitees, customers, or any other person in or about the Office Building Project, nor shall Lessee be liable for injury to the person of Lessor, Lessor's employees agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and damage arising from any act or neglect of any other lessee, occupant, or user of the Office Building Project.

        9.4.(a)(continued). Lessor's election to terminate this lease as provided in this paragraph shall Occur if Lessor terminates the leases of the other tenants in the Office Building which are adjacent to Lessee's Premises.

        11.1(continued). Lessor's utility charges for heating, ventilation, and air conditioning shall not exceed the charge which Lessee would pay if the Lessee were to purchase such utility charges directly from the applicable public utility company servicing the Office Building.

        11.3(continued). In the event Lessee activates a heating, ventilating and air conditioning heat pump in the Premises after normal business hours as such hours are reasonably established by Lessor (presently 7:00 a.m. to 7:00 p.m. Monday through Friday except holidays and 7:00 a.m. to 12:00 noon Saturdays), an amount equal to $12.00 per hour per heat pump activated shall be charged. The hourly charge may be reasonably increased by Lessor from time to time to reflect its costs, but in no case may the charge be increased more frequently than once a year.

        11.4(continued). Any additional power required by Lessee in excess of the standard office power usage shall be mutually agreed to by Lessor and Lessee. Any and all costs associated with adding power to the building or Lessee's Premises, as required by Lessee, shall be at the sole cost and expense of Lessee.

        12.4(f). With respect to any sublease entered into by Lessee with Lessor's consent as herein provided, if the rent paid by the subtenant to Lessee for each square foot leased by such subtenant exceeds the rent being paid by Lessee to Lessor for each such square foot, then Lessor shall be entitled to 75% of such excess rent net of any normal costs to sublease the Premises (i.e., the amount of which the rent under such sublease exceeds the rent under this Lease for each square foot leased by such subtenant); and Lessee shall pay Lessor's said percentage share of such excess with respect to rent payable under the sublease to Lessor within ten (10) days after receipt by Lessee of the same.

        12.7. During the Term, Lessee shall not enter into any proposed contract for the assignment or transfer of any interest herein or for the subletting of the Premises or any part thereof unless it first delivers to Lessor a written offer of assignment or transfer or of subletting (as the case may be) at the same price and upon the same terms as are contained in said proposed contract. If Lessor delivers to Lessee written unequivocal acceptance of said offer within ten (10) days after delivery thereof to Lessor, Lessee and Lessor shall consummate the proposed transaction at the price and upon the terms set forth in said offer. If Lessor fails to deliver to Lessee such writing within ten (10) days after delivery to Lessor of the aforesaid offer, Lessee may then enter into and consummate said proposed contract at the price and upon the terms' contained therein, subject, however, to Lessee's obligation to obtain the prior written consent thereto of Lessor pursuant to this paragraph.

        23(continued).  All notices shall be sent to:

                        Computervision Corporation
                        Attention Corporate Real Estate
                        100 Crosby Drive, MS 21-52
                        Bedford, MA 01730-1480

        25(continued). Upon expiration or earlier termination of this Lease, Lessee, without necessity of any demand, shall execute and deliver to Lessor, a quitclaim deed in recordable form and acceptable to Lessor, declaring that its purpose is to extinguish all right, title and interest of Lessee under this Lease.

        30.(a)(continued). Lessor covenants and represents that it has good and marketable title to the Premises, free and clear of all ground leases, liens and mortgages or deeds of trust affecting Lessee's possession of the Premises, Lessee's use of the Premises, or the rights granted to Lessee hereunder, except a mortgage/deed of trust dated the 13th day of August, 1990 and amended the 27th day of September, 1993, and further amended the 13th day of September 1995, from Landlord, as mortgagor, and Union Bank, as mortgagee/beneficiary of deed of trust.

        34.(continued). Lessor and Lessee shall mutually agree upon monument signage which shall be subject to all City of San Diego signage guidelines. The cost of all signage shall be at the sole cost and expense of Lessee.

        40.1(continued). The Office Building Project has a twenty-four (24) hour, seven (7) day per week, card key access system to tile front lobby doors of the building.

        50. Lessee agrees to abide by and to conform to the rules, regulations, and restrictions as outlined in Exhibit "C" of this Lease.

        51. Nondisturbance Clause. If the holder of any mortgage, indenture, deed of trust or other similar instrument succeeds to Lessor's interest in the Premises, Lessee will pay to it all rents subsequently payable under this Lease. Lessee will, upon request of first mortgagee, automatically become the tenant of, and attorn to, the first mortgagee, without change in this Lease. Within twenty (20) days of receipt of notice from first mortgagee, Lessee will execute, acknowledge and deliver documents confirming the attornment. The document of attornment will also provide that the successor will not disturb Lessee in its use of the Premises in accordance with this Lease.

        52. Lessor shall agree to a tenant improvement allowance for building standard tenant improvements based upon a mutually agreeable building floor plan. Lessor shall provide to Lessee, Lessor's written acceptance of Lessee's tenant improvement floor plan prior to the commencement of the construction of the tenant improvements. The tenant improvement allowance shall consist of the Lessor contributing up to $22.00 per useable square foot (17,689 usf) on the shell space and up to $10.00 per useable square foot (8,587 usf) on the currently improved space. Any and all costs and fees related to architectural drawings and City of San Diego Permits shall be included in the tenant improvement allowance. Building standard improvements specifically exclude systems furniture, phones, data communication lines, trunk lines, or fixtures which are related to Lessee's business. In the event Lessee desires Lessor to install building standard tenant improvements in excess of $22.00 per useable square foot on the shell space or $10.00 per useable square foot on the currently improved space, Lessee shall pay to Lessor, prior to commencement of construction of the tenant improvements fifty percent (50%) of any and all costs in excess of the tenant improvement allowance. Lessee shall pay the remaining fifty percent (50%) upon the commencement date of this lease.

Any and all change orders shall be approved by Lessor and Lessee. The cost of any changes orders requested by Lessee that shall increase the cost of the tenant improvements shall be paid for by Lessee; fifty percent (50%) upon the execution of the change order by Lessee, and the remaining fifty percent (50%) upon the commencement date of the Lease.

        53. Hazardous Materials and Air Pollution Control. Upon execution of this Lease, Lessee shall complete and submit to Lessor a County of San Diego Hazardous Materials Questionnaire and a San Diego Air Pollution Control District Air Pollution Control Questionnaire in the forms attached hereto as Exhibits D and E. Lessee shall be responsible for all costs incurred, and any delay in occupancy which may occur as a result of processing the applications or of complying with the requirements relating to these questionnaires which arise as a result of Lessee's actual or intended use of the Premises. Lessor shall reasonably cooperate with Lessee to avoid or minimize such costs or delay in occupancy, provided such cooperation can be given without Lessor incurring any cost or obligation. If required by the County of San Diego, Lessee shall keep the two Questionnaires updated and current at all times during the term of this Lease.

        54. Hazardous Materials. Lessee shall be entitled to use and store everyday business products which may somehow qualify as hazardous substances, subject to Lessee's obligation to comply with any and all laws regarding their use. Lessee hereby makes the following covenants regarding hazardous materials:

               (a) Lessee shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations, including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901, et seq.), Safe Drinking Water Act (42 U.S.C Section 3000f, et seq.), Toxic Substance Control Act 15 U.S.C. Section 2601, et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), California Health & Safety Code (Section 25100, et seq.; Section 39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code Section 25249.5, et seq.), California Water Code (Section 13000, et seq.), and other comparable state laws ("Hazardous Materials Laws"), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials")

               (b) Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Lessee shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such material and wastes. Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Material Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the lease term, Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance with and compliance with all applicable Hazardous Materials Laws. Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or any building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or any building, without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interest with respect thereto.

               (c) Lessee still immediately notify Lessor in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Material Laws;
(ii) any claim made or threatened by any person against Lessee, the Premises or any building related to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials, and
(iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the

Premises or any building, including any complaints, notices, warnings or asserted violations in connection therewith. Lessee shall also supply to Lessor as promptly as possible, and in any event within (5) business days after Lessee first receives or sends the same with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Premises, any building or Lessee's use thereof. Lessee shall promptly deliver to Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

               (d) Lessor represents and warrants that to the best of Lessor's knowledge there are currently no environmental conditions on, in or affecting the Property and/or the Building which violate any federal, state, or local law. Lessor represents and warrants that it shall hold harmless and indemnify and defend Lessee, except due to Lessee's own act, fault, or negligence, from all liabilities, damages, claims or costs of any kind or nature (including reasonable attorney's fees) resulting or arising from the presence of suspected hazardous or toxic wastes, substances or emissions in the Building and/or on the Property.

                                   RIDER NO. 1


Option to Extend the Lease.

        1. Extension. Subject to Paragraph 39 of the Lease Agreement, Lessee at Lessee's option may extend the term of this lease for one (1) additional five
(5) year term(s). The rent for the extension term shall be at the then fair market rent.

        2. Calculation of Fair Market Rent. The "fair market rent of the Premises" shall mean the average rent being paid by tenants for space of a quality similar to that of the Premises and other comparable buildings in the area at the time the renewal term commences as determined by mutual agreement of Lessor and Lessee. If Lessor and Lessee are unable to agree on the fair market rent, the fair market rent of the Premises shall be determined by an appraiser ("the Appraiser") selected as provided in this paragraph. The Appraiser must be a member of the American Institute of Real Estate Appraisers (MAI). The Appraiser will be selected as follows: Lessor and Lessee will, within 15 days following Lessee's exercise of its option of renewal, each select an MAI appraiser and notify the other party in writing of its selection; and such two MAI appraisers will within 30 days following their selection by the parties, jointly select a third MAI appraiser as the Appraiser who will be instructed by Lessor and Lessee to determine in writing, within 30 days, the fair market rent of the Premises. Once the Appraiser has determined the fair market rent of the Premises, such determination will be binding upon Lessor and Lessee.

        3. Appraiser Fees. Each party will pay the fees of the MAI appraiser which it has selected; the fees of the Appraiser will be borne equally by the parties.

        4. Notice Provision. Lessee shall give written notice of its exercise of its option of renewal no later than six (6) months prior to the expiration of the initial term of this Lease. In the event Lessee does not exercise its option to extend the lease, and does not notify Lessor per the terms of this provision, then Lessee's option to extend this lease shall expire.


This Lease Rider is attached to and forms a part of that Office Lease, dated August 29, 1996, by and between Mission West Properties, a California corporation ("Lessor") Computervision, a Delaware corporation ("Lessee"). To the extent that the provisions of this Lease Rider are in conflict with the terms and provisions of this Lease, the terms and provisions of this Lease Rider shall govern and prevail.

                                    EXHIBIT C

                            SCHEDULE OF RENT PAYMENTS

Anything set forth in Section 9 of the Sublease Agreement to the contrary notwithstanding, commencing on the Commencement Date, Sublessee shall make monthly rental payments to Sublessor in accordance with the following schedule:

Period            Rent/SF         Square Feet    # Months     Monthly Fixed Rent  Total Fixed Rent
------            -------         -----------    --------     ------------------  ----------------
5/98-9/98          $1.25            15,000         5             $18,750.00      $ 93,750.00
10/98-12/98        $1.25            20,000         3             $25,000.00      $ 75,000.00
1/99-4/99          $1.25            23,575         4             $29,468.75      $117,875.00
5/99-4/00          $1.30            23,575         12            $30,647.50      $367,770.00
5/00-4/01          $1.35            23,575         12            $31,826.25      $381,915.00
5/01-4/02          $1.40            23,575         12            $33,005.00      $396,060.00
5/02-4/03          $1.45            23,575         12            $34,183.75      $410,205.00
5/03-6/19/2003     $1.50            23,575         1.66          $35,362.50      $ 58,701.75
                                                                                 -----------
TOTALS                                                                           $1,901,276.75